THIS SUPPLEMENTAL INDENTURE, dated June 1, 1995, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the "Company"), and BANK OF AMERICA ILLINOIS (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), an Illinois banking corporation having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the "Trustee"), and Robert J. Donahue (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964,
June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971,
September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974,
April 1, 1975, October 1, 1976, November 1, 1976, October 1, 1978,
August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992,
July 1, 1992, September 15, 1992 and April 1, 1993, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the "Indenture"; and said Bank of America Illinois and Robert J. Donahue, as such Trustees, being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture"; WITNESSETH:

             WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors and/or the Executive Committee thereof, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Medium-Term Note Series 1995-1 (hereinafter sometimes referred to as the "bonds of Series 1995-1" or the "bonds of said Series"), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended,
Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing not to exceed $20,000,000 aggregate principal amount of bonds of Series 1995-1 and setting forth the form, terms, provisions and characteristics thereof,
(2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (3) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company has constructed or otherwise acquired subsequent to January 1, 1993, except property of the character expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

             WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and/or the Executive Committee thereof;
and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

             WHEREAS, the bonds of Series 1995-1 are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of the bonds of Series 1995-1 and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

                              [form of bond]

         No.                                                   $

                Illinois Commerce Commission ID Number 5699


                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
            First Mortgage Bond, Medium-Term Note Series 1995-1





Original
Issue            Dated           Maturity
  Date           Date              Date          CUSIP

June 9, 1995                     June 1, 2005    15366QAA6




                 Interest
Interest         Payment         Record
  Rate            Dates          Dates

6.49%            June 1          May 15
                 December 1      November 15


REGISTERED OWNER

PRINCIPAL AMOUNT                                       DOLLARS




          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.

          Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the Registered Owner specified above, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Date will be paid, subject to certain exceptions provided in the Supplemental Indenture dated June 1, 1995, hereinafter referred to, to the Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond may be paid by check mailed on the Interest Payment Date to the Registered Owner.

          EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

          This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to Bank of America Illinois (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"); and said Bank of America Illinois and Robert J. Donahue (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. The bonds of Series 1995-1 are not redeemable prior to the Maturity Date.

             In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefore; provided, that the Company shall not be required to register, transfer or exchange bonds of this series for a period of ten days next preceding an Interest Payment Date with respect to said bonds.

             This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

             IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                            CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                            By
                                           President


ATTEST:


By
                Secretary


             This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

         BANK OF AMERICA ILLINOIS,
           as Trustee


         By
                Authorized Officer

                           [end of form of bond]

             NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 1993, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to
(a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

             Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 1993 (except as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, TO HAVE AND TO HOLD all said property, rights and interests forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

             And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of Series 1995-1 and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:


                                 ARTICLE I

             SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as "First Mortgage Bonds, Medium-Term Note Series 1995-1" (hereinafter in this Article sometimes referred to as the "bonds of Series 1995-1" or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of Series 1995-1 and the Trustee's Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited.
If so directed by the Company, the bonds of Series 1995-1 shall be issued as a single global security for each maturity thereof and registered in the name of The Depository Trust Company or its nominee or successor under a "book-entry-only" system pursuant to a letter of representation between the Company and the Trustee and said depository. Each bond of said Series shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date; and all bonds of said Series shall be due and payable on the Maturity Date hereinabove specified in the form of bond; shall bear interest from the date thereof at the Interest Rate per annum specified in the form of bond payable half-yearly on the Interest Payment Dates specified in the form of bond to the Registered Owner as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 2 of this Article I; and shall be payable, as to both principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on the bonds of Series 1995-1 may be paid by check mailed on the Interest Payment Date to the Registered Owner. So long as any "book-entry-only" system is in effect, the bonds of said Series shall be paid as provided in the letter of representation referred to above.

             SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of said Series is registered (the "Registered Owner") at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date;
provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

             The term "Record Date" as used herein with respect to any Interest Payment Date (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record
Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

             SECTION 3. The bonds of Series 1995-1 may not be redeemed prior to the Maturity Date. The Company shall not be required to register, transfer or exchange bonds of said Series for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of said Series.

             SECTION 4. The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

             (a) bonds of Series 1995-1 executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

             (b) such corporate seal of the Company may be a facsimile, and any bonds of said Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

             SECTION 5.

             (a) Except as provided in subsections (c) and (g) below, the holder of all of the bonds of Series 1995-1 shall be the Depository Trust Company ("DTC") and the bonds of said
         Series shall be registered in the name of Cede & Co., as nominee for DTC.

             (b) The bonds of Series 1995-1 shall be initially issued in the form of a separate single authenticated fully registered certificate in the name of Cede & Co. and in the principal amount of the bonds of Series 1995-1 (a "Global Bond"). Upon initial issuance, the ownership of such bonds of said Series shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. So long as the bonds of said Series are evidenced by a Global Bond, the Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive holder of the bonds of Series 1995-1 registered in its name for the purposes of payment of the principal of and interest on the bonds of said Series, and of giving any notice permitted or required to be given to holders under the Indenture and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each, a "Participant"), any person claiming a beneficial ownership in the bonds of Series 1995-1 under or through DTC or any Participant (each, a "Beneficial Owner"), or any other person which is not shown on the bond register maintained by the Trustee as being a holder, with respect to the accuracy of any records maintained by DTC or any Participant, the payment of DTC or any Participant of any amount in respect of the principal of, or interest on the bonds of said Series; any notice which is permitted or required to be given to holders under the Indenture of bonds of Series 1995-1; or any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, and interest on the bonds of Series 1995-1 registered in the name of Cede & Co. only to or "upon the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and interest on such bonds of said Series to the extent of the sum or sums so paid. Except as otherwise provided in Section 5(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the bonds of said Series. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provision of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this Supplemental Indenture shall refer to such new nominee of DTC.

             (c) Any Global Bond shall be exchangeable for bonds of Series 1995-1 in certificated form registered in the names of Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for bonds of said Series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (ii) the Company instructs the Trustee that such Global Bond shall be exchangeable or
         (iii) there shall have occurred and be continuing an event of default or an event that with notice or passage of time, or both, would constitute an event of default. In any such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article I of the Indenture and Section 1 of this Supplemental Indenture. The Company shall pay all costs in connection with the production, execution and delivery of such bond certificates. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of and interest on such certificates.

             (d) Notwithstanding any other provision of this Supplemental Indenture to the contrary, so long as any bonds of Series 1995-1 are evidenced by a Global Bond, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of and interest on the bonds of said Series and all notices with respect to the bonds of said Series shall be made and given, respectively, to DTC as provided in the representation letter relating to the bonds of said Series among DTC, the Trustee and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

             (e) In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series 1995-1 by the Company or the Trustee with respect to any consent or other action to be taken by the holders of the bonds of said Series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole holder.

             (f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS OF SERIES 1995-1; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; OR (4) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A HOLDER.

             SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF SERIES 1995-1 AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF SAID SERIES OR REGISTERED HOLDERS OF THE BONDS OF SAID SERIES SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF SAID SERIES NOR DTC PARTICIPANTS.

             (g) No Global Bond may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

             (h) Upon the termination of the services of DTC with respect to the bonds of Series 1995-1 pursuant to subsection
         (c) of this Section 5 after which no substitute book-entry depository is appointed, the bonds of said Series shall be registered in whatever name or names holders transferring or exchanging bonds of said Series shall designate in accordance with the provisions of the Indenture.


                                ARTICLE II

             SECTION 1. Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words "Series I, J, K, L, Newton, W, X, Y and Z" wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words "Series L, Newton, Series W through Series Z and Series 1995-1" and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

                                ARTICLE III

             SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

             SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

             SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

             This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

             At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $300,000,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

                                                     Principal
  Series       Interest Rate  Maturity Date           Amount

         L        5-7/8      May 1, 1997             15,000,000
Newton Series     6-5/8      August 1, 2009           1,000,000
         W        7-1/8      May 15, 1999            50,000,000
         W        8-1/2      May 15, 2022            33,000,000
         X        6-1/8      July 1, 1997            43,000,000
         X        7-1/2      July 1, 2007            50,000,000
         Y        6-3/4      September 15, 2002      23,000,000
         Z        6          April 1, 2000           25,000,000
         Z        6-3/8      April 1, 2003           40,000,000
      1995-1       (a)       June 1, 2025            20,000,000(b)

                                TOTAL........      $300,000,000



(a)      At the Interest Rate specified in the form of bond.
(b)      To be presently issued by the Company under said Indenture.

             IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice-President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said Bank of America Illinois, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Trust Officers, and said Robert J. Donahue, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

         CENTRAL ILLINOIS PUBLIC SERVICE
         COMPANY


         By /s/Robert W.Jackson
           Robert W. Jackson
           Senior Vice President-Finance
(CORPORATE SEAL)

ATTEST:


     /s/ Robert C. Porter
     Robert C. Porter
     Assistant Secretary


         BANK OF AMERICA ILLINOIS


         By  /s/ E. D. Butler
                  E. D. Butler
                                     Vice President
(CORPORATE SEAL)

ATTEST:


        /s/ John W. Porter
        John W. Porter
        Vice President

                                        (SEAL)
                                        /s/ Robert J. Donahue
                                        Robert J. Donahue

STATE OF ILLINOIS )
                       )    ss
COUNTY OF MORGAN         )


             I, Diana L. McClelland, a Notary Public in and for said County in the State aforesaid, do hereby certify that Robert W. Jackson, Senior Vice President - Finance of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and Robert C. Porter, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

             Given under my hand and official seal this lst day of June, 1995.


                  /s/ Diana L. McClelland
                  Notary Public

(NOTARIAL SEAL)

STATE OF ILLINOIS )
                       )    ss
COUNTY OF COOK    )


             I, V. Washington, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

             (a) E.D. Butler, a Vice President of BANK OF AMERICA ILLINOIS, an Illinois banking corporation and John W. Porter, Vice President of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said bank, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said bank, for the uses and purposes therein set forth; and

             (b) Robert J. Donahue, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

             Given under my hand and official seal this 31st day of May, 1995.



                  V. Washington
                  Notary Public

(NOTARIAL SEAL)

                                   Schedule A

                TO THE SUPPLEMENTAL INDENTURE DATED JUNE 1, 1995
                 OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO
                          BANK OF AMERICA ILLINOIS AND
                         ROBERT J. DONAHUE AS TRUSTEES

             The properties of the Company acquired through construction, purchase, consolidation or merger or otherwise subsequent to January 1, 1993 and prior to March 1, 1995 referred to on page 8 of the foregoing Supplemental Indenture, located in the counties of Adams, Brown, Champaign, Christian, Clark, Coles, Crawford, Effingham, Franklin, Fulton, Greene, Hancock, Jackson, Livingston, Logan, Mason, Menard, McDonough, Pope, Pulaski, Richland, Sangamon, Vermilion, White and Williamson in the State of Illinois, are described as follows:

         First. The following described single circuit electric transmission lines of the Company, on single wood poles or H-frame tubular steel structures, located in the State of Illinois:




              From                               To



Location               County      Location           County       KV


East West Frankfort    Franklin    North Norris City  White        345*
West Macomb            McDonough   Northeast Macomb   McDonough    138
Rantoul                Champaign   Rising             Champaign    138
Forrest Junction       Livingston  Forrest Junction
                                   Substation         Livingston    69


* H-Frame Tubular Steel


         Second.  The following described electric substations of the Company:

              (a) located in, or in the vicinity of, the following
                  communities, and
              (b) serving the customers of the Company named below, all located in the State of Illinois:

                                      (a)

                         Location
             _________________________________
             Community                County               KVA

             Niota                    Hancock             13,300
             Carbondale               Jackson             10,500
             Hamilton                 Hancock             14,000
             Mattoon                  Coles               74,700
             Mt. Sterling             Brown               10,500
             Effingham                Effingham           10,500
             Hillview                 Greene               3,000
             Rossville                Vermilion           12,500

                                      (b)

                                Location
                        ___________________________
Serving            Community          County          KVA
_______            _________          ________       ______

Amoco Pipeline     Niota              Hancock         7,500
J.M. Huber, Inc.   Quincy             Adams          11,200
Magic Chef         Herrin             Williamson     10,500
Marathon Pipeline  Martinsville       Clark           5,250

         Third. The following described gas distribution mains of the Company located in the State of Illinois:

                    Location                           Approximate
         ____________________________________           length in
         Community               County                   feet

         Golconda                Pope                     11,720
         Marion                  Williamson               62,819
         West Frankfort          Franklin                  2,960
         Murphysboro             Jackson                  27,750
         Carbondale              Jackson                  24,370
         Herrin                  Williamson                6,491
         Havana                  Mason                     4,075
         St. David               Fulton                    6,380
         Petersburg              Menard                   10,600
         Quincy                  Adams                    11,329
         Berlin                  Sangamon                 10,000
         Effingham               Effingham                 4,900
         Mattoon                 Coles                    18,137
         Charleston              Coles                    51,324

         Fourth.  The following described real estate situated in Adams County,
Illinois:

         Item 1. Lots Five (5), Six (6), and Seven (7) and the South Nineteen and seventy-five hundredths (19.75) feet of Lots Two (2), Three (3), and Four (4), all in Block Five (5) of Samuel P. Church's Addition to the City of Quincy; AND

         The West One Hundred (100) feet of the entire Twenty (20) foot wide alley lying immediately South of Lot Seven (7) of Block Five (5) of Samuel P. Church's Addition to the City of Quincy;

         all situated in the County of Adams, in the State of Illinois.

         Fifth. The following described real estate situated in Christian County, Illinois:

         Item 1. Part of the Northwest Quarter (NW 1/4) of Section 8, Township 11 North, Range 1 East of the Third Principal Meridian, more particularly described as follows: Commencing at the southeast corner of the NW 1/4 of said Section 8, thence North 90 00' 00" West along the south line of the NW 1/4 of said Section 8, a distance of 1529.97 feet for the true point of beginning. From said point of beginning, thence continuing North 90 00' 00" West along the south line of the NW 1/4 of said Section 8, a distance of 100 feet to a point in the easterly right of way line of Illinois Route 29; thence North 44 01' 17" West along said easterly right of way line, a distance of 182.18 feet; thence South 90 00' 00" East, parallel with the south line of the NW 1/4 of said Section 8, a distance of 226.60 feet; thence South 0 00' 00" East 131.00 feet to the true point of beginning.

         Item 2. Lots 2, 3 and 4 in Block 19 in Corzine and Conner's Addition to Assumption, except that part lying within the following described tract: Beginning at the intersection of the west right of way line of U.S. Route 51 and the South line of Second South Street in Assumption, thence running northwesterly 152.50 feet to an iron pin; thence southwesterly 110 feet to an iron pin; thence southeasterly 173.03 feet to a point on the west right of way line of U.S. Route 51; thence north 111.90 feet to the place of beginning, situated on part of the NE 1/4 of Section 1, T. 12 N.,
         R. 1 East of 3rd P.M. (being a resubdivision of Block 19 in the Original Town of Assumption), according to the plat of Corzine and Conner's Addition recorded April 8, 1908 in Plat Book 1 page 72.

         Sixth. The following described real estate situated in Crawford County, Illinois:

         Item 1. A parcel of land lying within the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 33, Township 7 North, Range 12 West of the Second Principal Meridian, Crawford County, Illinois, more particularly described as follows:

         Commencing at a stone 164 feet south and 38.80 feet east of the Northwest Corner of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 33, and thence measure southwardly along the east boundary line of the public street 935 feet; thence southwardly along the east line of the public street 196 feet; thence eastwardly along the north right-of-way line of the Illinois Central Railroad 97 feet to a brass rod with cap (found), and being the POINT OF BEGINNING, (Reference is made to page 111, of deed record book 203 of the Crawford County Records);

         thence from said POINT OF BEGINNING, North 00 degrees 00 minutes 00 seconds West along a line parallel with the east right-of-way line of a public street 15.00 feet to a brass rod with cap (found);

         thence South 88 degrees 38 minutes 45 seconds East along a line parallel with the north right-of-way line of the Illinois Central Railroad 33.00 feet to a brass rod with cap (found);

         thence North 00 degrees 00 minutes 00 seconds West along a line parallel with the east right-of-way line of a public street 181.00 feet to a brass rod with cap (found);

         thence South 88 degrees 38 minutes 45 seconds East along a line parallel with the north right-of-way line of the Illinois Central Railroad, 14.00 feet to a brass rod with cap (set);

         thence South 00 degrees 00 minutes East (assumed bearing) along a line parallel with the east right-of-way line of a public street
         183.00 feet to a brass rod with cap (set) being 7.70 feet as measured perpendicularly northwest of the north rail of an existing spur line of the Illinois Central Railroad;

         thence South 75 degrees 48 minutes 01 seconds West 48.47 feet to the POINT OF BEGINNING, situated in Crawford County, Illinois.

         Seventh. The following described real estate situated in Greene County,
Illinois:

         Item 1. Part of the West Half of the Northwest Quarter of the Northeast Quarter of Section 27 Township 12 North, Range 13 West of the Third Principal Meridian, Greene County, Illinois, more particularly described as follows:

         Commencing at a stone (found) at the Northwest corner of the Northeast Quarter of said Section 27; thence North 90 00' 00" East
         601.50 feet along the North line of the Northeast Quarter of said
         Section 27; thence South 0 03' 05" East 198.21 feet to an iron rod, said point being the Point of Beginning; thence continuing South 0 03' 05" East 125.00 feet to an iron rod with cap; thence North 88 55' 42" West 125 feet along a line 125.00 feet normal distance southerly of and parallel with the centerline of the existing road to an iron rod with cap; thence North 0 03' 05" West 125 feet to an iron rod on the centerline of the existing road; thence South 88 55' 42" East 125.00 feet along the centerline of the existing road to the Point of Beginning, subject to any existing roadway or easements of record.

         Item 2. The North 305 feet of the East 80 feet of Lot "A" in Bate's Addition to the Town, now City, of White Hall, according to the recorded plat thereof; situated in said City of White Hall, in the County of Greene, in the State of Illinois.

         Eighth. The following described real estate situated in Hancock County, Illinois:

         Item 1. A part of the Northwest Quarter (NW 1/4) of Section 13, Township 7 North, Range 8 West, Fourth Principal Meridian, Hancock County, Illinois, more particularly described as follows:

         Commencing at an iron marker at the Southwest corner of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of said Section 13 for a point of beginning and from said point run North 0 57' 00" East along the West line of said Section, 430.00 feet to a CIPS survey marker; thence South 87 54' 53" East, 400.00 feet to a CIPS survey marker; thence South 00 57' 00" West, 430.00 feet; thence North 87 54' 53" West, 400.00 feet to the point of beginning and containing 3.95 acres more or less.

         Ninth.  The following described real estate situated in Logan County,
Illinois:

         Item 1. Part of the S.E. 1/4 of Section 29 in T. 18 N., R. 4 W., of the 3rd P.M., in Logan County, Illinois, said part being further described as follows:

         Commencing at an iron pipe at the S.E. corner of said Section 29; thence S. 89 47' 58" W., 118.60 feet along the south line of said
         Section 29 to a P.K. Nail at the point of beginning; thence continuing S. 89 47' 58" W., 140.00 feet along said south line to a P.K. Nail; thence N. 0 00' 00" W., 70.00 feet parallel with the east line of said S.E. 1/4 to an iron pin; thence N. 89 47' 58" E., 140.00 feet parallel with the south line of the S.E. 1/4 of said Section to an iron pin; thence S. 0 00' 00" E., 70.00 feet parallel with the East Line of said S.E. 1/4 to the point of beginning, containing 0.225 acres more or less.

         Tenth.  The following described real estate situated in Pulaski County,
Illinois:

         Item 1. Part of the South Half of the Northeast Quarter of Section 22, Township 15 South, Range 1 East of the Third Principal Meridian, Pulaski County, Illinois, described as follows:
         Beginning at the southwest corner of the Southeast Quarter of the Northeast Quarter of said Section 22; thence South 88 52' 20" East along the South line of the said Southeast Quarter of the Northeast Quarter a distance of 32.17 feet to the westerly right-of-way line of the Public Road; thence North 13 50' 51" West along the said right-of-way line a distance of 656.22 feet to the easterly right-of-way line of Illinois Route 37; thence South 29 01' 12" West along the said Route 37 right-of-way line a distance of 717.26 feet to the South line of the Southwest Quarter of the Northeast Quarter of said Section 22; thence South 88 52' 20" East a distance of
         472.94 feet to the point of beginning, the tract containing 3.675 acres more or less; Excepting therefrom all that part of the Southeast Quarter of the Northeast Quarter of Section 22, Township 15 South, Range 1 East of the Third Principal Meridian, which lies West and South of the Public Road that runs through said Quarter-Quarter Section, all situated in Pulaski County, Illinois. AND

         All that part of the Southeast Quarter (SE 1/4) of the Northeast Quarter (NE 1/4) of Section 22, Township 15 South, Range 1 East of the Third Principal Meridian, which lies West and South of the Public Road that runs Through said Quarter (1/4), Quarter (1/4) Section.

         Eleventh. The following described real estate situated in Richland County, Illinois:

         Item 1. That part of the Southwest Quarter (SW 1/4) of Section Twenty-seven (Sec. 27), Township Four North (T.4.N.), Range Ten East (R.10.E.) of the Third Principal Meridian (3rd P.M.), Richland County, Illinois, bounded and described as follows:

         COMMENCING at the Southwest corner of said Section 27, THENCE Easterly along the South boundary line of said Section 27, a distance of 1865.1 feet to the Western boundary line of the right of way of the Cincinnati, Hamilton & Dayton Railroad Company; THENCE Northerly along the Western boundary line of said Railroad right of way, 1062.26 feet to a concrete monument (found), at the Southeast Corner of a previously described tract (reference: deed Record Book 113, Page 533), and being the POINT OF BEGINNING, which said point of beginning being 49.5 feet West of the Westerly boundary line of the Illinois Central Railroad Company's right of way; THENCE South 87 44' 00" West, 200.00 feet to a concrete monument (found) at the Southwest Corner of a previously described tract; THENCE South 00 55' 30" East along a line parallel to the Western boundary line of said railroad right of way, 50.00 feet to a brass rod w/cap (set); THENCE North 87 44' 00" East, 200 feet to a brass rod w/cap (set); THENCE North 00 55' 30" West along the Western boundary line of said railroad right of way, 50.00 feet to the POINT OF BEGINNING, containing 0.23 acres of land, more or less.










                            Executed in 100 Counterparts, No.      .


                            SUPPLEMENTAL INDENTURE

                               DATED JUNE 1, 1995


                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                                       TO

                           BANK OF AMERICA ILLINOIS
                (FORMERLY CONTINENTAL BANK, NATIONAL ASSOCIATION
                   AND FORMERLY CONTINENTAL ILLINOIS NATIONAL
                       BANK AND TRUST COMPANY OF CHICAGO)
                             and ROBERT J. DONAHUE
                                  AS TRUSTEES






         (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)





                       (PROVIDING FOR FIRST MORTGAGE BONDS,
                MEDIUM-TERM NOTE SERIES 1995-1 DUE JUNE 1, 2005)





This instrument was prepared by William J. Harmon, of Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Suite 3500,
Chicago, Illinois 60601-1692